Exhibit 10.9

BABYLON HOLDINGS LIMITED

Schedule 4 Company Share Option Plan

Rules of the Babylon Holdings Limited Company Share Option Plan

Established by resolution of the board of directors of the Company on 24 February 2021.

1. INTERPRETATION

1.1 The following definitions and rules of interpretation apply in the Plan.

“Adoption Date” the date of the adoption of the Plan by the Company.

“Asset Sale” means the sale of the whole, or substantially the whole (as determined by the Board) of the assets of the Company.

“Associate” has the meaning given in paragraph 12 of Schedule 4.

“Bad Leaver” an individual who ceases to be an Eligible Employee due to or following his or her Gross Misconduct (and excludes, for the avoidance of doubt, an individual who ceases to be an Eligible Employee in circumstances in which rule 8.5 applies).

“Board” the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan, or such person or persons to whom it may delegate responsibility for carrying out the relevant function under the Plan.

“Business Day” a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

“Company” Babylon Holdings Limited incorporated in Jersey with number 115471.

“Constituent Company” any Group Company nominated by the Board to be a Constituent Company at the relevant time.

“Control” has the meaning given in section 719 of ITEPA 2003.

“Controlling Interest” an interest in shares giving the holder or holders control of more than 50% of the issued share capital of the Company.

“Eligible Employee”

(a) any employee of a Constituent Company; and

(b) any director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;

who in either case:

(c) does not have a Material Interest (either on their own or together with one or more of their Associates), and has not had such an interest in the last 12 months; and

(d) has no Associate or Associates that has or (taken together) have a Material Interest, or had such an interest in the last 12 months.

“Employee” an employee of a Group Company.

“Employer Company” the Option Holder’s employer or former employer as applicable.

“Exercise Price” the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 13):

(a) if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

(b) may not be less than the Market Value of a Share on the Grant Date (or such earlier date as determined in accordance with paragraph 22 of Schedule 4).

“Existing CSOP Options” all:

(a) Options; and

(c) options granted under any other Schedule 4 CSOP that has been established by the Company or any of its Associated Companies (as defined in paragraph 35 of Schedule 4),

that can still be exercised.

“Existing Option” an option or any other right to acquire or receive Shares granted under any Share Incentive Scheme (including the Plan), that remains capable of exercise, or in the case of options or rights that do not require exercise, remains capable of satisfaction.

“Exit Event” a Flotation, Share Sale, Liquidation or a distribution made in accordance with the articles of association of the Company following an Asset Sale, or such other event as is determined by the Board in its discretion to constitute an Exit Event;

“Flotation” any of the following:

(a) the admission by the UK Financial Conduct Authority (or any other competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000) to listing on the Official List of any of the issued equity share capital or securities representing any of the issued equity share capital of the Company or any Parent Company or Subsidiary and such admission becoming effective, and/or, as applicable, the admission by the London Stock Exchange of any of the issued equity share capital or securities representing any of the issued equity share capital of the Company or any Parent Company or Subsidiary to trading on the main market for listed securities, AIM or any other market or exchange of the London Stock Exchange;

(b) any equivalent admission to any other “recognised investment exchange” or “recognised overseas investment exchange”, as such terms are defined in the Financial Services and Markets Act 2000 (including, but not limited to, the Nasdaq stock market, or any market or exchange thereof), and the New York Stock Exchange, or any market or exchange thereof, becoming unconditionally effective in relation to any of the issued equity share capital or securities representing the any of the issued share capital of the Company or any Parent Company or Subsidiary; or

(c) a business combination (in the form of a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination) involving the Company or any Parent Company or Subsidiary and a blank cheque company listed on the New York Stock Exchange, Nasdaq or other nationally recognised securities exchange and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses (such entity, also known as a special purpose acquisition company).

“Grant Date” the date on which an Option is granted under the Plan.

“Gross Misconduct” means (i) a breach by the Option Holder of his service agreement which would entitle a Group Company to summarily terminate such a service agreement or terms of service; or (ii) such other meaning as may be ascribed to that term in respect of an Option Holder in his or her Option Certificate.

“Group Company” any of the following:

(a) the Company;

(b) a company of which the Company has Control and which is also a Subsidiary of the Company; and

(c) a jointly owned company (as defined in paragraph 34 of Schedule 4) that is treated as being under the Company’s Control under paragraph 34 of Schedule 4 and that is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4.

“HMRC” HM Revenue & Customs.

“ITEPA 2003” Income Tax (Earnings and Pensions) Act 2003.

“Key Feature” any provision of the Plan that is necessary to meet the requirements of Schedule 4.

“Liquidation” the liquidation or winding up of the Company (except for a solvent reorganisation, reconstruction or amalgamation where no cash or cash equivalent is distributed to shareholders of the Company).

“Listing Rules” the Listing Rules issued by the United Kingdom Listing Authority, as amended from time to time.

“Market Abuse Regulation” Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse.

“Market Value” the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date (and agreed for the purposes of the Plan with HMRC Shares and Assets Valuation on or before that date for so long as required by relevant published HMRC guidance). If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.

“Material Interest” has the meaning given in paragraph 9 of Schedule 4.

“New Holding Company” a company which obtains a Controlling Interest in the Company where 90% or more of the New Holding Company’s ordinary shares are held in substantially the same proportions by the same persons who previously held the Company’s ordinary shares.

“NICs” National Insurance contributions.

“Non-Flotation Exit Event” means an Exit Event other than a Flotation.

“Notice Date” means the date on which an Option Holder is given or receives notice of termination of his or her employment (whether or not lawful).

“Option” a right to acquire Shares granted under the Plan.

“Option Certificate” a certificate setting out the terms of an Option, issued under rule 2.3.

“Option Holder” an individual who holds an Option or, where applicable, their personal representatives.

“Parent Company” any company that has a Controlling Interest in the Company.

“Plan” the employee share option plan constituted and governed by these rules, as amended from time to time.

“Redundancy” has the meaning given by the Employment Rights Act 1996.

“Relevant Restriction” any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.

“Rollover Period” any period during which Options may be exchanged for options over shares in another company (under paragraph 26 of Schedule 4, rule 12.5 and rule 12.6).

“Schedule 4” Schedule 4 to ITEPA 2003.

“Schedule 4 CSOP” a share plan that meets the requirements of Schedule 4.

“Share Incentive Scheme” any arrangement to provide employees and/or directors with shares.

“Share Sale” the acquisition of a Controlling Interest by a person in the issued share capital of the Company other than where:

(a) the acquisition of a Controlling Interest is by a New Holding Company; or

(b) the relevant transfer is to a person or person(s) connected (within the meaning of section 993 of ITA 2007) with the transferring shareholder.

“Shares” B ordinary shares of $0.00001277 in the capital of the Company (subject to rule 13) that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4.

“Subsidiary” a subsidiary as defined in section 1159 of the Companies Act 2006.

“Tax Liability” any income tax, primary class 1 (employee) and secondary class 1 (employer) NICs (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event.

“Taxable Event” any event or circumstance that gives rise to a liability for the Option Holder to pay income tax, NICs or both (or their equivalents in any jurisdiction) in respect of:

(a) the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;

(b) any Shares (or other securities or assets):

(i) earmarked or held to satisfy the Option;

(ii) acquired on exercise of the Option;

(iii) acquired as a result of holding the Option;

(iv) acquired in consideration of the assignment or surrender of the Option;

(c) any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b);

(d) entering into an election under section 430 or 431 of ITEPA 2003; or

(e) any amount due under PAYE in respect of securities or assets within (a) to (d) above, including any failure by the Option Holder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

“United Kingdom Listing Authority” the Financial Conduct Authority (or any successor body carrying out the same functions), acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000.

“Vest” means an Option ordinarily vesting under the terms of the applicable Option Certificate and the rules of the Plan and “Vested” shall have the corresponding meaning.

“Vesting Date” means the date or dates on which an Option Vests.

1.2 Rule headings shall not affect the interpretation of the Plan.

1.3 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5 A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6 A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7 A reference to writing or written includes email.

1.8 Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9 A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.10 References to rules are to the rules of the Plan.

1.11 Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12 Any discretion within the rules of the Plan may be only applied (i) to improve the existing rights of Option Holders; and (ii) on a fair and reasonable basis.

2. GRANT OF OPTIONS

2.1 Subject to the rules of the Plan, the Company may grant Options to any Eligible Employee it chooses.

2.2 Options may not be granted:

2.2.1 at any time when that grant would be prohibited by, or in breach of any:

2.2.1.1 law; or

2.2.1.2 the Market Abuse Regulation or any other regulation with the force of law; or

2.2.1.3 rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company or with which the Board has resolved to comply; or

2.2.2 before the Adoption Date;

2.2.3 at any time after the Board has determined that the Plan shall terminate.

2.3 An Option shall be granted by the Company executing an Option Certificate as a deed in a form approved by the Board. Each Option Certificate shall be sent to the relevant Option Holder and shall specify (without limitation):

2.3.1 the Grant Date;

2.3.2 the number and class of the Shares over which the Option is granted;

2.3.3 the Exercise Price;

2.3.4 the Vesting Date(s) and number of Shares becoming Vested on each such Vesting Date;

2.3.5 the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier.

2.3.6 a statement that:

2.3.6.1 the Option is subject to these rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs; and

2.3.6.2 the provisions listed in rule 2.3.6.1 shall prevail over any conflicting statement relating to the Option’s terms;

2.3.7 whether or not the Shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions; and

2.3.8 the circumstances in which the Option will lapse.

2.4 If an Option Holder does not correctly complete, sign and date the Option Certificate and return it to the Group Member that employs him within the period of one year after the issuance to him or her of the Option Certificate, the relevant Option shall automatically lapse at the end of that period. For the avoidance of doubt, the process under this rule 2.4 may take place electronically.

2.5 No amount shall be paid for the grant of an Option.

3. LIMITS ON GRANTS

3.1 The grant of any share option intended to be an Option (“Subsequent Option”) shall be limited and take effect so that the total Market Value (at the relevant dates of grant) of Shares subject to all Existing CSOP Options held by the relevant Eligible Employee and the Subsequent Option does not exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time).

3.2 The aggregate number of Shares over which Options may be granted shall be subject to such limits as may be agreed by the shareholders of the Company from time to time.

4. TRANSFER OF OPTIONS

4.1 Options may not be transferred or assigned or have any charge or other security interest created over them. If an Option Holder attempts to do any of those things, the Option shall lapse immediately.

4.2 Rule 4.1 does not prevent the transmission of an Option to an Option Holder’s personal representatives on the death of the Option Holder.

5. LAPSE AND SUSPENSION OF OPTIONS

5.1 Unless rule 8.4 applies, an Option (or part of an Option as applicable) shall lapse on the earliest of the following:

5.1.1 any attempted action by the Option Holder falling within rule 4.1;

5.1.2 the lapse date specified in the Option Certificate; or the expiry of any time limit for the exercise of an Option specified in rule 8;

5.1.3 on the date the Option Holder becomes a Bad Leaver;

5.1.4 in respect of any part of an Option that is not Vested, on the date the Option Holder ceases employment with a Group Company;

5.1.5 if any part of rule 12 applies, the time specified for the lapse of the Option under that part of rule 12; or

5.1.6 when the Option Holder becomes bankrupt under Part IX of the Insolvency Act 1986, or applies for an interim order under Part VIII of the Insolvency Act 1986, or proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, or takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act.

5.2 If rule 8.4 applies, the Option shall lapse on the first anniversary of the Option Holder’s death.

6. EXERCISE OF OPTIONS: GENERAL

6.1 An Option Holder may exercise an Option from the earliest of:

6.1.1 the time it becomes exercisable under rule 8;

6.1.2 the time it becomes exercisable under rule 12;

6.1.3 30 days prior to the tenth anniversary of the Option’s Grant Date.

6.2 An Option Holder may only exercise an Option to the extent Vested or over such greater proportion of the Shares under that Option as may be notified in writing to the Option Holder by the Board. Notwithstanding any other rule of the Plan or provision of an Option Certificate, if the Board in its absolute discretion considers it appropriate, it may determine that Options that are not fully Vested, Vest in full or in part forthwith or on a specified future date, subject to such other conditions as the Board may reasonably require.

6.3 Notwithstanding the provisions of rule 6.1 the Board may in its absolute discretion, by notice in writing to the relevant Option Holder (or where appropriate, his personal representatives) allow an Option to be exercised in the absence of an event otherwise permitting such exercise as referenced in rule 6.1 and, in such notice, may, acting reasonably and not so as to cause any requirement of Schedule 4 not to be met, specify alternative conditions which must be satisfied before the Option may be exercised pursuant to this rule 6.3.

7. EXERCISE OF OPTIONS: RESTRICTIONS

7.1 An Option Holder may not exercise an Option when its exercise is prohibited by, or would be a breach of the Market Abuse Regulation, or any:

7.1.1 law;

7.1.2 regulation with the force of law; or

7.1.3 rule of an investment exchange on which the Shares are listed or traded, or other rule, code or set of guidelines that binds the Company or with which Company has resolved to comply.

7.2 An Option Holder may not exercise an Option at any time when the Option Holder:

7.2.1 has a Material Interest (any interests of the Option Holder’s Associates being treated as belonging to the Option Holder for this purpose); or

7.2.2 had a Material Interest in the 12 months before that time (any interests of the Option Holder’s Associates being treated as having belonged to the Option Holder for this purpose).

7.3 An Option Holder may exercise an Option only if the Option Holder has:

7.3.1 agreed to rule 10 in writing (this agreement may be included in the exercise notice);

7.3.2 made any arrangements, or entered into any agreements, required under rule 10;

7.3.3 if so required by the Company, entered into a deed of adherence (in such form as may be required by the Company) with the Company and all persons who are holders of shares in the capital of the Company at the date of exercise of the Option whereby the Option Holder becomes a party to any shareholders’ agreement or other document having a similar effect which is in force between the Company and all persons who, at the date of exercise of the Option, are holders of shares in the capital of the Company; and

7.3.4 if so required by the Company, entered into a power of attorney in such form as may be required by the Company.

7.4 An Option Holder may not exercise an Option at any time:

7.4.1 while subject to ongoing disciplinary proceedings by any Group Company;

7.4.2 while any Group Company is investigating the Option Holder’s conduct and may as a result begin disciplinary proceedings;

7.4.3 while there is a breach of the Option Holder’s employment contract that is a potentially fair reason for dismissal;

7.4.4 while in breach of a fiduciary duty owed to any Group Company;

7.4.5 after ceasing to be an Employee, if there was a breach of the employment contract or fiduciary duties that (in the reasonable opinion of the Board) would have prevented exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both:

7.4.5.1 the Option Holder ceases to be an Employee; and

7.4.5.2 the time (if any) when the Board decided to permit exercise of the Option.

7.5 The Company shall not unfairly frustrate a valid exercise of the Option by the inappropriate application of any provision of rule 7.4.

7.6 If an Option Holder is unable to exercise an Option due to the application of rule 7.4.1 or rule 7.4.2, following the conclusion of any disciplinary proceedings or investigation, the Board shall determine whether the Option is exercisable. If so, the Option will be exercisable, subject to these rules, on the date of such determination.

8. TERMINATION OR CHANGE OF EMPLOYMENT

8.1 An Option Holder who gives or receives notice of termination of employment (whether or not lawful) before their Option is fully Vested may not exercise an Option at any time while the notice remains effective unless the Board is satisfied that the notice has been given or received in connection with an arrangement to transfer the Option Holder’s employment to another Group Company.

8.2 An Option Holder who ceases employment with a Group Company may not exercise their Option except as permitted by rule 8.4, 8.5 or 8.6.

8.3 If an Option Holder:

8.3.1 dies while an Employee; or

8.3.2 ceases to be an Employee (whether or not following notice and for whatever reason),

before their Option is fully Vested, their Option shall lapse immediately to the extent it is not Vested as at that date.

8.4 Notwithstanding any other rule of this Plan except rule 12.13, if an Option Holder dies, the Option Holder’s personal representatives may exercise the Option to the extent Vested as at the date of death during the period of 12 months following the Option Holder’s death. If the Option is not exercised, it will lapse on the first anniversary of the Option Holder’s death.

8.5 An Option Holder who ceases to be an Employee at any time due to any of the following reasons, may exercise their Option to the extent Vested during the period of 6 months following the date the Option Holder ceases to be an Employee due to:

8.5.1 injury;

8.5.2 ill health;

8.5.3 disability;

8.5.4 retirement;

8.5.5 Redundancy;

8.5.6 the Option Holder’s employer ceasing to be a Group Company; or

8.5.7 the transfer of the business that employs the Option Holder to a person that is not a Group Company,

after which time the Option shall lapse to the extent not exercised.

8.6 Save where rule 8.4 or rule 8.5 applies, an Option Holder who ceases to be an Employee at any time who is not a Bad Leaver may exercise their Option to the extent Vested in accordance with these Rules.

8.7 An Option Holder who is a Bad Leaver may not exercise their Option, and such Option shall lapse in full as at the date the relevant Option Holder ceases to be an Employee or, if later, the date on which the Board determines that they are a Bad Leaver.

8.8 Subject to rule 8.9 below, an Option Holder shall not be regarded as ceasing to be an Employee until the Option Holder is no longer an employee or director of any Group Company.

8.9 In respect of an Option which, as at the Notice Date, is Vested as to zero per cent., the relevant Option Holder shall be considered to have ceased to be an Employee for the purposes of the Vesting of such Option on the Notice Date, and Vesting of such option shall cease on the Notice Date.

8.10 If an Option Holder’s regular level of time commitment in the performance of his or her services for the Company and any Group Company, or his or her job status, is reduced (for example, and without limitation, if the Option Holder has a change in status from full-time to part-time, is demoted or takes an unpaid authorised leave of absence (not amounting to such Option Holder ceasing to be an Employee)) while holding an Option that is Unvested in whole or in part, the Board may, in its discretion, determine that the number of Shares subject to such Option shall be proportionately reduced and/or that the Vesting schedule applicable to such Option be extended proportionately to account for such change.

9. MANNER OF EXERCISE OF OPTIONS

9.1 An Option may be exercised at any time permitted under the rules of the Plan.

9.2 An Option shall be exercised by the Option Holder giving a written exercise notice to the Company, that shall:

9.2.1 set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:

9.2.1.1 the Option shall be treated as exercised only in respect of that lesser number; and

9.2.1.2 any excess amount paid to exercise the Option or meet any Tax Liability shall be refunded; and

9.2.2 be made using such form as the Board has approved from time to time;

9.2.3 include a power of attorney as required by rule 10.5;

9.2.4 include a power of attorney if required pursuant to rule 7.3.4; and

9.2.5 include the Option Holder’s agreement to pay the Tax Liability in accordance with rule 10.

9.3 Any exercise notice shall be accompanied by:

9.3.1 payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice unless the Option Holder has entered into arrangements approved by the Company for procuring payment to the Company of the aggregate Exercise Price; and

9.3.2 any payment required under rule 10; and/or

9.3.3 any documents relating to arrangements or agreements required under rule 10.

9.4 Any exercise notice shall be invalid:

9.4.1 to the extent that it is inconsistent with the Option Holder’s rights under these rules and the Option Certificate; or

9.4.2 if any of the requirements of rule 9.3 or rule 9.3 are not met; or

9.4.3 if any payment referred to in rule 9.3 is made by a cheque that is not honoured on first presentation or in any other manner that fails to transfer the expected value to the Company.

The Company may permit the Option Holder to correct any defect referred to in rule 9.4.2 or rule 9.4.3 (but shall not be obliged to do so). The date of any corrected exercise notice shall be the date of the correction rather than the original notice date for all other purposes of the Plan.

9.5 Shares shall be allotted and issued (or transferred, as appropriate) as soon as reasonably practicable and not later than 90 days after a valid Option exercise, subject to the other rules of the Plan.

9.6 Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

9.7 If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be admitted to trading on that exchange.

9.8 The Company may determine that Shares allotted and issued (or transferred, as appropriate) to satisfy the exercise of an Option shall be registered in the name of a nominee who shall hold the legal title of such Shares on behalf of the Option Holder. In such circumstances that Option Holder shall be the beneficial owner of such Shares from the date of issuance (or transfer, as appropriate) of such Shares.

10. TAX LIABILITIES

10.1 The Option Holder shall indemnify the Employer Company in respect of any Tax Liability.

10.2 An Option Holder may not exercise an Option unless the Option Holder:

10.2.1 agrees, in writing, to pay the Tax Liability to the Employer Company; and

10.2.2 has made arrangements, satisfactory to the Employer Company or Company, to pay the Tax Liability.

10.3 If an Option Holder does not pay the Tax Liability within seven days of exercise, the Company or Employer Company as appropriate, may:

10.3.1 if the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Option Holder as is necessary to meet the Tax Liability and any costs of sale; or

10.3.2 deduct the amount of any Tax Liability from any payments of remuneration made to the Option Holder on or after the date on which the Tax Liability arose. However, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).

The Option Holder’s obligations under rule 10.1 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule.

10.4 At the request of the Employer Company (or Company on behalf of the Employer Company) on or before the date of exercise of the Option, the Option Holder must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.

10.5 The exercise notice for the Option shall include a power of attorney appointing the Company as the Option Holder’s agent and attorney for the purposes of rule 10.3 and 10.4.

10.6 Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from the Plan not qualifying as or ceasing to be a Schedule 4 CSOP.

10.7 An Option Holder’s employer or former employer may decide to release the Option Holder from, or not to enforce, any part of the Option Holder’s obligations in respect of secondary class 1 (employer) NICs under this rule 10.

11. RELATIONSHIP WITH EMPLOYMENT CONTRACT

11.1 The rights and obligations of any Option Holder under the terms of their office or employment with the Company (or any Group Company or former Group Company) shall not be affected by being an Option Holder.

11.2 The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

11.3 Option Holders and Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

11.3.1 termination of office or employment with; or

11.3.2 notice to terminate office or employment given by or to,

the Company, any Group Company or any former Group Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

11.4 Option Holders and Employees shall have no rights to compensation or damages from the Company, any Group Company or any former Group Company on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

11.4.1 any company ceasing to be a Group Company; or

11.4.2 the transfer of any business from a Group Company to any person that is not a Group Company.

This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

11.5 An Employee shall not have any right to receive Options, whether or not any have previously been granted.

12. EXIT EVENTS

12.1 For the purposes of this rule 12, a Relevant Event means:

12.1.1 a person (the “Controller”) obtaining Control of the Company as a result of:

12.1.1.1 making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

12.1.1.2 making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

12.1.2 the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects:

12.1.2.1 all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

12.1.2.2 all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

12.1.3 shareholders becoming bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects:

12.1.3.1 all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

12.1.3.2 all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

12.1.4 a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

12.2 Subject to rule 12.5 and rule 12.12, an Option may be exercised, to the extent Vested on the date of the Relevant Event:

12.2.1 within six months of a Relevant Event occurring under rule 12.1.1, rule 12.1.2, or rule 12.1.3;

12.2.2 at any time after a Relevant Event occurring under rule 12.1.4, continuing for as long as that person remains so bound or entitled.

The Board may determine that the Option shall lapse when it ceases to be exercisable under this rule 12.2.

12.3 If:

12.3.1 a Relevant Event specified in rule 12.1.1 occurs; or

12.3.2 a change of Control occurs as a result of a Relevant Event specified in rule 12.1.2, rule 12.1.3 or rule 12.1.4;

and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, the Board may permit Option Holders to exercise Options to the extent Vested at the date of the change of Control during the period of 20 days following the change of Control. Options that are not exercised, will lapse at the expiry of 20 days following the change of Control.

12.4 If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Vested Options to be exercised for a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 12.4, it will be treated as having been exercised in accordance with rule 12.2.

If the Board makes arrangements for the exercise of Options under this rule 12.4:

12.4.1 if the Option is not exercised in accordance with those arrangements, it will lapse on the date of the Relevant Event; and

12.4.2 if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

12.5 If, as a result of a Relevant Event, a company has obtained Control of the Company, each Option Holder may, by agreement with that company (the “Acquiring Company”) within the Rollover Period, release each Option (the “Old Option”) for a replacement option (the “New Option”). A New Option shall:

12.5.1 be over shares that satisfy the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4 in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4); and

12.5.2 be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the shares subject to the Old Option immediately before its release; and

12.5.3 have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total price that would have been payable on complete exercise of the Old Option; and

12.5.4 so far as practicable, be on terms otherwise identical to the Old Option immediately before the Old Option’s release.

12.6 Any Rollover Period shall have the same duration as the applicable appropriate period defined in paragraph 26(3) of Schedule 4.

12.7 Any New Option granted under rule 12.5 shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

12.8 The Plan shall be interpreted in relation to any New Options as if references to:

12.8.1 the “Company” (except for those in the definitions of Constituent Company and Group Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

12.8.2 the “Shares” were references to the shares subject to the New Options.

12.9 The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 4) following the release of Options and the grant of New Options under rule 12.5.

12.10 The Acquiring Company shall issue (or procure the issue of) an Option Certificate for each New Option.

12.11 In this rule 12 (other than rule 12.5), a person shall be deemed to have obtained Control of a company if they, and others acting with them, have obtained Control of it together.

12.12 If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options in accordance with rule 12.5, then rule 12.2 shall not apply and all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under rule 12.5.

12.13 If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Option Holder may exercise an Option to the extent Vested at the date of the resolution at any time in the period before that resolution is passed, conditionally upon the passing of that resolution, and if the Option Holder does not exercise the Option, it shall lapse when the winding up begins.

12.14 If a Non-Flotation Exit Event occurs and the foregoing provisions of this rule 12 do not apply to Options in connection with that Non-Flotation Exit Event so as to permit the exercise of Options, any Option Holder may exercise an Option to the extent Vested on the date of the Non-Flotation Exit Event within six months after the date of the Non-Flotation Exit Event. The Board may determine that Options shall lapse when they cease to be exercisable under this rule 12.14.

12.15 If the Board reasonably expects a Non-Flotation Exit Event to occur and the foregoing provisions of this rule 12 do not apply to Options in connection with that Non-Flotation Exit Event, the Board may make arrangements permitting Vested Options to be exercised for a period of 20 days ending with the Non-Flotation Exit Event and:

12.15.1 if the Option is not exercised in accordance with those arrangements, it will lapse on the date of the Non-Flotation Exit Event; and

12.15.2 if the Non-Flotation Exit Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

12.16 If a Flotation occurs, any Option Holder may exercise an Option to the extent Vested on and from the date of such Flotation save that the Company shall have the right not to issue and allot Shares upon the exercise of such Option unless the Option Holder has first agreed with the Company (in such form as the Board shall determine) that the Option Holder shall not sell or otherwise dispose of the Shares acquired upon the exercise of such Option within such period or periods (not extending beyond the first anniversary of the date of Flotation) as the Board may specify in a notice in writing to the Option Holder.

13. VARIATION OF SHARE CAPITAL

13.1 If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Options to Option Holders, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. However:

13.1.1 adjustments to the Exercise Price may only be made in accordance with the provisions of paragraph 22 of Schedule 4;

13.1.2 any adjustment to the number of Shares may be made only in accordance with either paragraph 22 of Schedule 4 or a mechanism notified to the Option Holder at grant;

13.1.3 the total market value of the Shares subject to the Option is, immediately after the variation of share capital, substantially the same as immediately before the variation of share capital;

13.1.4 the total amount payable on exercise of an Option immediately after the variation of Share Capital must be substantially the same as immediately before the variation of share capital;

13.1.5 the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).

14. NOTICES

14.1 Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

14.1.1 delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address;

For the purposes of this rule 14, the “appropriate address” means:

14.1.1.1 in the case of the Company, its registered office, provided the notice is marked for the attention of the Company Secretary;

14.1.1.2 in the case of an Option Holder, their home address;

14.1.1.3 if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and

14.1.2 sent by email to the appropriate email address.

For the purposes of this rule 14, “appropriate email address” means:

14.1.2.1 in the case of the Company, to legal-uk@babylonhealth.com; with a copy to babylonshares@babylonhealth.com;

14.1.2.2 in the case of the Option Holder, their work email address.

14.2 Any notice or other communication given under this rule 14 shall be deemed to have been received:

14.2.1 if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

14.2.2 if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service; and

14.2.3 if sent by email, at 9.00 am on the next Business Day after sending.

14.3 This rule 14 does not apply to:

14.2.4 the service of any exercise notice pursuant to rule 9.2; and

14.2.5 the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

15. ADMINISTRATION AND AMENDMENT

15.1 The Board shall administer the Plan.

15.2 The Board may amend the Plan from time to time, but:

15.2.1 no amendment may be made to a Key Feature of the Plan if, as a result of the amendment, the Plan would no longer be a Schedule 4 CSOP; and

15.2.2 no material amendment may apply to Options granted before the amendment was made without the consent of the Option Holder:

15.3 The cost of setting up and operating the Plan shall be borne by the Constituent Companies in proportions determined by the Board.

15.4 The Company shall ensure that at all times:

15.4.1 it has sufficient unissued or treasury Shares available; or

15.4.2 arrangements are in place for a third party to transfer issued Shares to satisfy the exercise of all the Options.

15.4.3 arrangements are in place for any third party to transfer issued Shares,

to satisfy the exercise of all Options.

15.5 The Board shall determine any question of interpretation and settle any dispute arising under the Plan. In such matters, the Board’s decision shall be final.

15.6 In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.

15.7 The Company shall not be obliged to notify any Option Holder if an Option is due to lapse.

15.8 The Company shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

16. GOVERNING LAW

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

17. JURISDICTION

17.1 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

17.2 Each party irrevocably consents to any process in any legal action or proceedings under rule 17.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

18. THIRD PARTY RIGHTS

18.1 A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any Employer Company of the Option Holder which is not a party.

This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

18.2 The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

19. DATA PROTECTION

For the purpose of operating the Plan, the Company will collect and process information relating to Employees and Option Holders in accordance with the privacy notice in place from time to time.